UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 9, 2012, Community Health Systems, Inc. (the “Company”), its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Issuer”) and certain of their subsidiaries, as guarantors, entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters listed on Schedule A thereto, with respect to the Issuer’s issuance and sale of $1,200,000,000 aggregate principal amount of its 7.125% Senior Notes due 2020 (the “Notes”). The offering is being made pursuant to an effective registration statement on Form S-3 filed by the Company, the Issuer and the other guarantors of the Notes with the Securities and Exchange Commission (the “Commission”) on May 24, 2012 (No. 333-181630) and Post-Effective Amendment No. 1 thereto filed with the Commission on June 7, 2012. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The following items are included as Exhibits to this report and incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated as of July 9, 2012, by and among the Company, the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several underwriters listed on Schedule A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.

Date: July 9, 2012	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated as of July 9, 2012, by and among the Company, the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several underwriters listed on Schedule A thereto